Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 9, 2023 relating to the financial statements of Cousins Properties Incorporated and the effectiveness of Cousins Properties Incorporated's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Cousins Properties Incorporated for the year ended December 31, 2022.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
February 17, 2023